Registration No. 333-25603

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                           52-1568099
        (State or other jurisdiction                    (I.R.S.Employer
        of incorporation or organization)               Identification No.)

        388 GREENWICH STREET
        NEW YORK, NEW YORK                                  10013
        (Address of principal executive offices)          (Zip Code)

                       TRAVELERS GROUP 401(K) SAVINGS PLAN
                            (Full title of the plan)

                          CHARLES O. PRINCE, III, ESQ.
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                     (Name and address of agent for service)

                                 (212) 816-8000
                          (Telephone number, including
                        area code, of agent for service)

                                EXPLANATORY NOTE

            Shares of the common stock of Travelers Group Inc. (formerly The Travelers Inc.; the "Company"), par value $.01 per share, which were previously registered for issuance pursuant to The Travelers Employee Savings, Investment and Stock Ownership Plan ("TESIP") (Registration No. 33-52027) filed on January 26, 1994 and the Travelers Group 401(k) Savings Plan (the "Savings Plan") (Registration No. 333-25603) filed on April 22, 1997 remain available for issuance and will be issued pursuant to the Savings Plan.

            The total number of shares of the Company's common stock registered for issuance pursuant to the Savings Plan is equal to the aggregate number of shares registered for issuance pursuant to the Registration Statements previously filed by the Company with respect to the Savings Plan, as well as the shares registered for TESIP under Registration No. 33-52027.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Not Applicable

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

         Not Applicable

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         See Exhibit Index attached hereto.

Item 9.  Undertakings.

         Not Applicable

                                  EXHIBIT INDEX

Exhibit
Number     Description of Document
-------    -----------------------

24 Powers of Attorney of certain directors of the Registrant, filed with the initial filing of this Registration Statement on April 22, 1997

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.


                                            TRAVELERS GROUP INC.
                                            (Registrant)


                                            By: /s/ James Dimon
                                                ----------------------
                                                    James Dimon
                                                    President

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement has been signed below by the following persons in the capacities indicated on this 22nd day of April, 1997.

           Signature                   Title
           ---------                   -----


     /s/ Sanford I. Weill
----------------------------------     Chairman of the Board, Chief Executive
       Sanford I. Weill                Officer (Principal Executive Officer) and
                                       Director


      /s/ Heidi G. Miller
----------------------------------     Senior Vice President and Chief Financial
        Heidi G. Miller                Officer (Principal Financial Officer)


      /s/ Irwin Ettinger
----------------------------------     Executive  Vice  President  and  Chief
        Irwin Ettinger                 Accounting Officer (Principal Accounting
                                       Officer)


               *
----------------------------------              Director
     C. Michael Armstrong


               *
----------------------------------              Director
      Kenneth J. Bialkin

           Signature                            Title
           ---------                            -----


               *
----------------------------------              Director
        Edward H. Budd


               *
----------------------------------              Director
    Joseph A. Califano, Jr.


               *
----------------------------------              Director
      Douglas D. Danforth


               *
----------------------------------              Director
       Robert F. Daniell


        /s/ James Dimon
----------------------------------              Director
          James Dimon


               *
----------------------------------              Director
      Leslie B. Disharoon


               *
----------------------------------              Director
        Gerald R. Ford


               *
----------------------------------              Director
         Ann D. Jordan


               *
----------------------------------              Director
        Robert I. Lipp


               *
----------------------------------              Director
        Dudley C. Mecum

           Signature                            Title
           ---------                            -----


               *
----------------------------------              Director
      Andrall E. Pearson


               *
----------------------------------              Director
       Frank J. Tasco


               *
----------------------------------              Director
       Linda J. Wachner


               *
----------------------------------              Director
     Joseph R. Wright, Jr.


               *
----------------------------------              Director
         Arthur Zankel


*By:   /s/ James Dimon
     -----------------------------
     James Dimon
     Attorney-in-fact

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.

                              TRAVELERS GROUP 401(k) SAVINGS PLAN
                              (Plan)


                              By: /s/ Richard M. Green
                                  ---------------------------------
                                      Richard M. Green
                                      Secretary, Plans Administration Committee,
                                          the Plan Administrator